Exhibit 99.1

AMENDMENT TO SERVICES AGREEMENT

This amendment (“Amendment”) dated as of December 31, 2008 is by and between Barington Capital Group, L.P., a New York limited partnership with an address at 888 Seventh Avenue, 17th Floor, New York, New York 10019 (“BCG”), and Sielox, Inc., a Delaware corporation formerly known as Dynabazaar, Inc. with an address at 170 East Ninth Avenue, Runnemede, New Jersey  08078 (the “Company”).

RECITALS:

WHEREAS, the Company and BCG are parties to that certain Services Agreement, dated as of December 17, 2004, as amended (the “Agreement”);

WHEREAS, the Company and BCG desire to further amend the Agreement as set forth herein, effective as of January 1, 2009, to further extend the term of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants expressed herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.

Section 4 of the Agreement is hereby amended to extend the term of the Agreement until December 31, 2009.

2.

This Amendment shall be effective as of January 1, 2009.  The Agreement, as amended by this Amendment, is in full force and effect and is hereby ratified and confirmed.

3.

This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representative as of the date set forth above.

BARINGTON CAPITAL GROUP, L.P.

By:  LNA Capital Corp., General Partner

By: /s/ James A. Mitarotonda

James A. Mitarotonda

Chairman

SIELOX, INC.

By: /s/ Melvyn Brunt

Melvyn Brunt

Chief Financial Officer